SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934




Date of Report (Date of earliest event reported):  February 12, 2003


                                   GARMIN LTD.
             (Exact name of registrant as specified in its charter)



Cayman Islands                 0-31983                    98-0229227
(State or other                (Commission                (I.R.S. Employer
 jurisdiction                  File Number)               Identification No.)
of incorporation)


                               P.O. Box 30464 SMB
                            5th Floor, Harbour Place
                             103 South Church Street
                    George Town, Grand Cayman, Cayman Islands
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (345) 946-5203*


                                 Not Applicable
          (Former name or former address, if changed since last report)


--------
* The executive offices of the Registrant's principal United States subsidiary are located at 1200 East 151st Street, Olathe, Kansas 66062.
  The telephone number there is (913) 397-8200.

Item 9.  Regulation FD Disclosure


     See attached as Exhibit 99.1 to this Form 8-K a press release dated February 12, 2003 concerning the announcement of financial results.

     The information in this Form 8-K, including the exhibit, is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be deemed to be incorporated by reference into the Registrant's filings under the Securities Act of 1933.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GARMIN LTD.



Date:  February 12, 2003                     /s/ Andrew R. Etkind
                                                 Andrew R. Etkind
                                                 General Counsel and Secretary

                                  EXHIBIT INDEX



         Exhibit No.                           Description

             99.1 Press release dated February 12, 2003 concerning the announcement of financial results.

                                                                  Exhibit 99.1

              Garmin Reports Record Fourth Quarter and Fiscal Year,
                             Provides 2003 Guidance

CAYMAN ISLANDS, February 12, 2003/PRNewswire/ -- Garmin Ltd. (Nasdaq: GRMN - news) today announced record revenue and earnings for its fourth fiscal quarter ended December 28, 2002.

"Fiscal 2002 has been a remarkable year for us. We are pleased to report that, in the face of weak overall consumer spending, demand for our products remains strong," said Dr. Min Kao, CEO of Garmin Ltd. "Overall revenue grew 26 percent, primarily spurred by growth in our consumer segment. This segment recorded a 46 percent growth in revenues during this quarter, and 33.2 percent during 2002, with strength across all of our consumer product lines. Additionally, during the fourth quarter we experienced a 80.6 percent growth in EPS when excluding the effects of foreign currency from the prior year quarter. Including effects of foreign currency, the fourth quarter EPS growth rate was 62.2 percent. Net income for the fourth quarter increased to $45.5 million, or $0.42 per share, compared to $28 million or $0.26 per share in the prior year. Net foreign currency gains and losses were in total insignificant in 2002, and had no impact on EPS. Given this fact, diluted EPS (including the effects of foreign currency) for the year was $1.32, which compares to a diluted EPS of $1.05 for fiscal year 2001. New products have been enthusiastically received across the board. Consumer awareness of the utility of GPS navigation continues to grow, we have experienced continued growth in our core markets as a result."


Fourth Quarter 2002

Revenue for the quarter increased 43.7 percent to $133.7 million from $93.0 million in the year-ago quarter, in line with guidance given of $132-$135 million. Net income increased to $45.5 million, or $0.42 diluted earnings per share, compared to $28 million or $0.26 diluted earnings per share in the year-ago quarter. Fourth quarter net income included a $157,000 foreign currency gain as a result of a weaker U.S. dollar compared to the Taiwan dollar. Excluding the effects of foreign currency, diluted EPS for the quarter was $0.42 compared to $0.23 in the year-ago quarter.

Consumer revenue for the fourth quarter totaled $102 million - a 46 percent growth compared to the fourth quarter of 2001. Aviation revenue totaled $31.7 million - a 36.7 percent increase compared to the year-ago quarter. Total units sold for the quarter increased to 478,000 from 338,000 - representing an increase of 41.4 percent.

Revenue increased across all geographic regions during the fourth quarter of fiscal 2002 when compared to the year-ago quarter:

- North America revenue was $100.1 million compared to $67.8 million, up 47.6 percent.
- Europe revenue was $27.1 million compared to $20.0 million, up 35.5 percent.
- Asia revenue was $6.5 million compared to $5.2 million, up 25.0 percent.

"We are pleased with our financial performance during the fourth quarter," said Kevin Rauckman, chief financial officer of Garmin Ltd. "Our consumer business has now logged its fifth consecutive quarter of year-over-year revenue growth in excess of twenty percent. Gross margins strengthened to 55.2 percent compared to
53.2 percent in the prior year's fourth quarter. We also generated $39.2 million of free cash flow for the quarter, resulting in a cash and marketable securities balance of $462.5 million at the end of fiscal 2002."

Fiscal 2002 Results

Revenue for the fiscal year ending December 28, 2002 was $465.1 million - up 26 percent from the $369.1 million generated in the year-ago period, in line with guidance given of $464-$467 million. Net income increased to $142.8 million, or $1.32 diluted earnings per share, compared to $104.8 million or $0.97 diluted earnings per share in the year-ago period, excluding the effects of foreign currency. On a year-to-date basis, foreign currency fluctuations were an insignificant dollar amount and did not impact the EPS calculation.

Consumer revenue for the fiscal year totaled $350.6 million - a 33.2 percent growth compared to the year-ago period. Aviation revenue totaled $114.5 million
- an 8.2 percent increase compared to fiscal 2001. Total units sold for the period increased to 1,557,000 from 1,331,000 - representing an increase of 17 percent.

Revenue increased across all geographic regions during fiscal 2002 when compared to 2001:

- North America revenue was $339.4 million compared to $275.6 million, up 23.1 percent.
- Europe revenue was $103.0 million compared to $78.5 million, up 31.2 percent.
- Asia revenue was $22.7 million compared to $15.0 million, up 51.3 percent.

2003 Outlook

The Company estimates that its diluted EPS for the first fiscal quarter of 2003, excluding effects for foreign currency, will be in the range of $0.29 to $0.32 on revenues of $113 million to $117 million. Diluted EPS estimates for fiscal year 2003, excluding effects of foreign currency, will be in the range of $1.45 to $1.54 on revenues of $515 million to $540 million.

Two innovative products were introduced in January 2003 at the Consumer Electronics Show in Las Vegas, Nevada. Both the new iQue (the first PDA with fully integrated GPS navigation) and the Geko (miniature-sized basic GPS unit priced under $100) were enthusiastically received, and both were given innovation awards at the show.

Garmin believes innovations and ongoing growth are in the Company's future, in 2003 and beyond. The Company has previously announced the following activities to support future growth:

o Complete the installation of two newly purchased surface-mount technology lines for the production facility in Taiwan to support the Company's growing consumer product demands.

o Expand the Olathe, Kansas facility, with scheduled completion in 2004. This $60 million expansion will include additional floor space to support Garmin's current and future research and development needs, expansion of the customer call center, additional warehouse facilities, and other business needs.

o Implement Oracle's E-Business suite, a fully integrated enterprise suite of business applications and supporting technologies, to upgrade its existing
     MRPII system.   The new Oracle ERP (Enterprise Resource Planning) system
     will provide improved integration among the major Garmin business entities in Taiwan, Europe, and the United States, and enable the company to achieve a higher level of efficiency. The system will be implemented in phases over the next couple of years.

Earnings Call Information

         The information for Garmin Ltd.'s earnings call is as follows:


     When:      Wednesday, February 12, 2003 at 11:00 a.m. Eastern
     Where:     http://www.garmin.com/aboutGarmin/invRelations/irCalendar.html
     How:       Simply log on to the web at the address above or call to listen in at 866-783-5359.
     Contact:   investor.relations@garmin.com

A phone recording will be available for 24 hours following the earnings call and can be accessed by dialing 800-252-6030 utilizing the access code 15091084. An archive of the live webcast will be available until March 12, 2003 on the Garmin website at http://www.garmin.com. To access the replay, click on the Investor Relations link and click over to the Events Calendar page.

This release includes projections and other forward-looking statements regarding Garmin Ltd. and its business. Any statements regarding the company's future financial position, revenues, earnings, product introductions, plans and objectives are forward-looking statements. The forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially as a result of risk factors affecting Garmin. Information concerning risk factors that could affect Garmin's actual results is contained in the Annual Report on Form 10-K for the year ended December 29, 2001 filed by Garmin with the Securities and Exchange Commission (Commission file number 0-31983). A copy of Garmin's 2001 Form 10-K can be downloaded from http://www.garmin.com/aboutGarmin/invRelations/finReports.html.

     Through its operating subsidiaries, Garmin Ltd. designs, manufactures, and markets navigation, communications and information devices, most of which are enabled by GPS technology. Garmin is a leader in the general aviation and consumer markets and its products serve aviation, marine, general recreation, automotive, wireless and OEM applications. Garmin Ltd. is incorporated in the Cayman Islands, and its principal subsidiaries are located in the United States, Taiwan and United Kingdom. For more information, visit the investor relations site of Garmin Ltd. at www.garmin.com or contact the Investor Relations department at 913-397-8200.

                      Garmin Ltd. And Subsidiaries
               Condensed Consolidated Statements of Income
              (In thousands, except per share information)


                                             13-Weeks
                                               Ended
                                           -------------------------------
                                                Dec. 28,         Dec. 29,
                                                    2002             2001
                                           -------------------------------

Net sales                                       $133,694          $93,021

Cost  of goods sold                               59,842           43,559
                                           --------------    -------------

Gross profit                                      73,852           49,462

Selling, general and
     Administrative expenses                      12,061            9,965

Research and development
     Expense                                       8,760            7,793
                                           --------------    -------------
                                                  20,821           17,758
                                           --------------    -------------

Operating income                                  53,031           31,704

Other income (A)                                   1,482            5,864
                                           --------------    -------------

Income before income taxes                        54,513           37,568

Income tax provision                               9,050            9,523
                                           --------------    -------------


Net income                                       $45,463          $28,045
                                           ==============    =============

Net income per share:
     Basic                                         $0.42            $0.26
     Diluted                                       $0.42            $0.26

Weighted average common
shares outstanding:
     Basic                                       107,765          107,662
     Diluted                                     108,251          107,906


      (A) Includes $157 thousand of foreign currency gains in Q4 2002 and $3.9 million of gains in Q4 2001

                        Garmin Ltd. And Subsidiaries
                 Condensed Consolidated Statements of Income
                (In thousands, except per share information)


                                                 Fiscal Year
                                                    Ended
                                               -------------------------------
                                                    Dec. 28,         Dec. 29,
                                                        2002             2001
                                               -------------------------------

Net sales                                           $465,144         $369,119

Cost  of goods sold                                  210,088          170,960
                                               --------------   --------------

Gross profit                                         255,056          198,159

Selling, general and
     Administrative expenses                          45,453           38,709

Research and development
     Expense                                          32,163           28,164
                                               --------------   --------------
                                                      77,616           66,873
                                               --------------   --------------

Operating income                                     177,440          131,286

Other income (A)                                       5,295           20,749
                                               --------------   --------------

Income before income taxes                           182,735          152,035

Income tax provision                                  39,937           38,587
                                               --------------   --------------

Net income                                          $142,798         $113,448
                                               ==============   ==============
Net income per share:
     Basic                                             $1.32            $1.05
     Diluted                                           $1.32            $1.05

Weighted average common
shares outstanding:
     Basic                                           107,774          108,097
     Diluted                                         108,201          108,447


(A) Includes $11 thousand of foreign currency gains in 2002 and $11.6 million of gains in 2001.

                          Garmin Ltd. And Subsidiaries
                     Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                                   ---------------------------------------
                                                                       December 28,          December 29,
                                                                               2002                  2001
                                                                   ---------------------------------------
              Assets
             Current assets:
                   Cash and cash equivalents                               $216,768              $192,842
                   Marketable securities                                     75,538                40,835
                   Accounts receivable, net                                  58,278                47,998
                   Inventories                                               57,507                61,132
                   Deferred income taxes                                     13,266                 7,007
                   Prepaid expenses and other current assets                  4,490                 2,921
                                                                   -----------------      ----------------

              Total current assets                                          425,847               352,735

              Property and equipment, net                                    74,440                70,086

              Restricted cash                                                 1,598                 1,600
              Marketable securities                                         170,170                90,749
              Other assets, net                                              24,479                16,985
                                                                   -----------------      ----------------

              Total assets                                                 $696,534              $532,155
                                                                   =================      ================

              Liabilities and Stockholders' Equity
              Current liabilities:
                   Accounts payable                                         $32,446               $18,837
                   Salaries and benefits payable                              4,178                 3,308
                   Warranty reserve                                           4,376                 4,777
                   Income taxes payable                                      18,080                12,444
                   Current portion of long-term debt                          1,334                 4,177
                   Other accrued expenses                                    14,325                 5,485
                                                                   -----------------      ----------------

              Total current liabilities                                      74,739                49,028

              Long-term debt                                                 18,666                28,011
              Deferred income taxes                                             631                 1,147

              Stockholders' equity:
                   Common stock                                               1,088                 1,078
                   Additional paid-in capital                               128,396               127,131
                   Retained earnings                                        507,884               365,087
                   Accumulated other comprehensive loss                    (34,870)              (39,327)
                                                                   -----------------      ----------------

              Total stockholders' equity                                    602,498               453,969
                                                                   -----------------      ----------------
              Total liabilities and stockholders' equity                   $696,534              $532,155
                                                                   =================      ================
